Exhibit 10.17

Agreement

Party A: Shenzhen Henggang Economic Development Ltd.

Party B: Peak Plastic & Metal Products (International) Ltd.

After negotiation, both Party A & Party B have reached a mutual agreement on the payment of management fee as follows:

1.	The payment shall be made by Party B through Bank of China to the bank account of Party A based on headcount of 1,300 persons at HK$700 per person monthly. Subject to further negotiation and agreement by both parties, the headcount can be adjusted depending on the manpower variation.

2.	The total management fee paid by Party B is subject to a rebate from Party A at RMB60.50 for every HK$100 or part thereof.

3.	Management fee from Party B shall be paid each month, and the rebate from Party A will be made within the same month.

4.	This agreement is effective as of January 1, 2007 until the termination of the Processing Agreement between both parties.

5.	Any addendum to this Agreement shall be subject to further negotiation and agreement by both parties.

6.	Each of Party A & Party B shall keep an original copy of this Agreement, which becomes binding upon execution by the authorized signatories.

Party A: Shenzhen Henggang Economic Development Ltd.

Authorized Representative: ***

General Manager: ***

Party B: Peak Plastic & Metal Products (International) Ltd.

For and on behalf of

Peak Plastic & Metal Products (International) Ltd.

Authorized Signature(s): ***